UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2017

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Amyris, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8–K/A to the Company’s Current Report on Form 8–K dated May 23, 2017, which was filed with the Securities and Exchange Commission on May 25, 2017 (the “Prior 8-K”), in order to disclose how frequently the Company intends to conduct future stockholder advisory votes on the compensation of the Company’s named executive officers (the “stockholder say-on-pay vote”).

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously reported in the Prior 8-K, which is incorporated herein by reference, at the Company’s 2017 Annual Meeting of Stockholders held on May 23, 2017, the Company’s stockholders voted to approve conducting future stockholder say-on-pay votes once every three years. In light of such vote, which was consistent with the recommendation of the Company’s Board of Directors (the “Board”), on August 2, 2017, the Company, with the support of the Board, decided to conduct future stockholder say-on-pay votes once every three years until the next required vote on the frequency of future stockholder say-on-pay votes, although an earlier vote on such frequency may be held at the Board’s discretion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: August 4, 2017	By:	/s/ Kathleen Valiasek
Kathleen Valiasek
Chief Financial Officer